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                                                                    EXHIBIT 23.4

                            CONSENT TO BE NAMED

        Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to be named as a person about to become a director in the registration statement on Form S-1 and amendments to be filed on June 11, 1999, in connection with the registration of shares of common stock of VaxGen, Inc., a Delaware corporation.

DATED this 8th day of June, 1999.


/s/ Ruth B. Kunath
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Ruth B. Kunath